As filed with the Commission on _________Registration No.333-_____
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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                      FORM S-8 REGISTRATION STATEMENT
                      Under The Securities Act of 1933
                    ________________________________
                     MERIDIAN INSURANCE GROUP, INC.
        (Exact name of registrant as specified in its charter)

Indiana                                      35-1689161
(State or other jurisdiction of          (I.R.S.Employer
incorporation or organization)           Identification No.)

2955 North Meridian Street
Post Office Box 1980
Indianapolis, Indiana    46206-1980
(Address of Principal Executive Offices)

               STOCK OPTION AGREEMENT DATED AS OF JULY 31,
         1996 BY AND BETWEEN MERIDIAN INSURANCE GROUP, INC.
                       AND SCOTT S. BROUGHTON AND
                STOCK OPTION AGREEMENT DATED AS OF JULY 31,
            1996 BY AND BETWEEN MERIDIAN INSURANCE GROUP,INC.
                        AND SPENCER A. BROUGHTON

                          J. Mark McKinzie
                  Meridian Insurance Group, Inc.
                    2955 North Meridian Street
                       Post Office Box 1980
                  Indianapolis, Indiana 46206-1980
                  (Name and address of agent for service)
                            317-931-7271
          (Telephone number, including area code, of agent for service)

                              Copies to:
                           Tibor D. Klopfer
                           Baker & Daniels
                  300 North Meridian Street, Suite 2700
                       Indianapolis, Indiana 46204
                            _______________

                      CALCULATION OF REGISTRATION FEE
______________________________________________________________________

Title of                   Proposed        Proposed
Securities                 Maximum         Maximum     Amount of
to be       Amount to be   Offering Price  Aggregate   Registration
Registered  Rgistered*     Per Share*      Offering    Fee*

Common Shares,
Without Par    40,000
Value          Shares       $14.125        $565,000       $172

*Calculated pursuant to Rule 457(h) based upon the exercise price for the options granted under the plans, which is $14.125 per Common Share.
__________________________________________________________

            FORM S-8 Registration Statement Under
                The Securities Act of 1933
              MERIDIAN INSURANCE GROUP, INC.

                             PART II
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-11413), and the information set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act")
(File No. 0-11413), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 2955 North Meridian Street, P.O.
Box 1980, Indianapolis, Indiana 46206.

Item 6.  Indemnification of Directors and Officers.

    Chapter 37 of the Indiana Business Corporation Law empowers a corporation to indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

    Chapter 37 further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. Chapter
37 expressly states that the indemnification thereby provided does not exclude any other rights to indemnification to which a person may be entitled. Chapter 37 empowers a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Chapter 37. Finally, Chapter 37 empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof; and empowers a court of competent jurisdiction, in certain cases, to order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

   Reference is made to Section 7.01 of Article VII of the Restated Articles of Incorporation of the registrant concerning indemnification of directors and officers.

    The registrant has obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the registrant against certain losses caused by an error, misstatement or misleading statement, wrongful act, omission, neglect or breach of duty by them or any matter claimed against them in their capacities as directors and officers.

Item 8.  Exhibits

 The list of Exhibits is incorporated herein by reference to the Index to Exhibits at page 8.

Item 9.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange
Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 9, 1997.

                       MERIDIAN INSURANCE GROUP,INC.
                       By:__________________________
                       Norma J. Oman,
                       President and
                       Chief Executive Officer


                     POWER OF ATTORNEY

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Norma J. Oman and Steven R. Hazelbaker, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.


Signature                 Title                    Date

___________________   President, Chief Executive  _______ __, 1997
Norma J. Oman         Officer and Director
                      Principal Executive Officer)

___________________   Vice President, Chief      ________ __, 1997
Steven R. Hazelbaker  Financial Officer
                      and Treasurer (Principal
                      Financial and Accounting Officer)

___________________   Director                   ________ __, 1997
Joseph D. Barnette, Jr.
___________________   Director                   ________ __, 1997
John T. Hackett
___________________   Director                   ________ __, 1997
Ramon L. Humke
___________________   Director                   ________ __, 1997
Sarah W. Rowland
___________________   Director                   ________ __, 1997
Van P. Smith
___________________   Director                   ________ __, 1997
Harold C. McCarthy
___________________   Director                   ________ __, 1997
Thomas H. Sams
___________________   Director                   ________ __, 1997
David M. Kirr
___________________   Director                   ________ __, 1997
Scott S. Broughton

                    INDEX TO EXHIBITS

Exhibit No.             Description of Exhibit

    4(A) Option Agreement dated as of July 31, 1996 by and between the Registrant and Scott S.
              Broughton  (Incorporated by reference to
              Exhibit 10.43 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996
              (File No. 000-15852))

    4(B) Option Agreement dated as of July 31, 1996 by and between the Registrant and Spencer
              A. Broughton

    5 Opinion of Baker & Daniels as to the legality of the Securities being registered

    23 (A)    Written Consent of Coopers & Lybrand, L.L.P.


    23 (B) Written Consent of Baker & Daniels (contained in their opinion filed as Exhibit 5)